Atlantica Seafoods Company, Inc. S-1

Exhibit 10.1

The shares subscribed for may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred in the absence of (a) an effective registration statement under the act and any applicable state securities laws, or (b) an opinion of counsel acceptable to counsel for the issuer that such registration is not required and that the proposed transfer may be made without violation of the act and any applicable state securities law.

THE ACQUISITION OF THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT. THE SHARES MAY BE SOLD IN JURISDICTIONS WHERE THEY MAY BE LAWFULLY SOLD.

SUBSCRIPTION AGREEMENT

Atlantica Seafoods Company, Inc.

126 S. Spokane Street,

Seattle, WA 98134

Atlantica Seafoods Company, Inc., a Delaware corporation (the "Company"), is offering up to Fifteen Million (15,000,000) shares of its Common Stock, which have been registered in the Company’s S-1 Registration Statement that became effective on _______________ at $0.25 per share, for total maximum sale proceeds of Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000). This Offering shall be on a best efforts basis and the Company reserves the right to use the funds received immediately upon receipt. There shall be no minimum purchase amount. The Company desires to sell shares of the Company’s Common Stock, (the “Shares”), par value $0.0001, to the undersigned for an aggregate purchase price of $ ($0.25 per share). The undersigned (the "Subscriber") desires to purchase the Shares for the purchase price, which is set forth on the signature page of this Subscription Agreement (the "Agreement"). Accordingly, the Company and Subscriber agree as follows:

1. Sale and Purchase. Subject to the terms and conditions set forth in this Agreement, Subscriber hereby tenders the amount set forth on the signature page of this Agreement for the purchase of the number of Shares set forth on said signature page.

2. Representations, Warranties, and Agreements of Subscriber. In connection with this subscription, Subscriber hereby makes the following representations, warranties, and agreements and confirms the following understandings, each of which are made or confirmed, as the case may be, with respect to the Shares subscribed for herein:

(a) Investment Purpose. Subscriber is acquiring Shares for Subscriber's own account and for investment purposes only and not with a view to or for sale in connection with any distribution of the shares.

(b) Review and Evaluation of Information Regarding the Company.

(i) Subscriber is familiar with the Company’s financial condition and proposed operations. Without limiting the foregoing, the Subscriber acknowledges that the undersigned has reviewed the corporate documents regarding the Company and the terms of this Offering.

(ii) In addition to the foregoing, Subscriber acknowledges that Subscriber has conducted, or has been afforded the opportunity to conduct, an investigation of the Company and has been offered the opportunity to ask representatives of the Company questions about the Company’s financial condition and proposed business and that Subscriber has obtained the available information as Subscriber has requested, to the extent Subscriber has deemed necessary, to permit Subscriber to fully evaluate the merits and risks of an investment in the Company. Representatives of the Company have answered all inquiries that Subscriber has put to them concerning the Company and its activities, and the offering and issuance of the Shares.

(iii) Subscriber has reviewed the Subscription Document and SEC Filings for Atlantica Seafoods Company, Inc., including the Form S-1 Registration Statement that became effective on _____________ and Prospectus filed on ________________ on Form 424(b)(3), both of which may be found at www.sec.gov, or by contacting the Company and requesting a copy, and has been afforded the opportunity to ask any questions, or have addressed any concerns, that may have arisen from such review. Subscriber acknowledges that he, she, or it is only relying on the information provided in the Subscription Agreement and SEC Filings, and understands, that he, she, or it shall contact the company’s Chief Executive Officer, Allan Bradley should he, she, or it be giving information that is contradictory to, or inconsistent with, the information set forth in this Subscription Agreement. Subscriber further acknowledges that he, she, or it has not relied on any representations or warranties (written or oral) not contained in this Subscription Agreement.

(c) Risks. Subscriber recognizes that the purchase of Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) Subscriber may not be able to liquidate the investment in the event of an emergency; (ii) transferability is limited; and (iii) in the event of a disposition, Subscriber could sustain a complete loss of his or her entire investment. The Subscriber agrees that he or she acknowledges the risks and has reviewed the section titled “Risk Factors” in the Form S-1 Registration Statement that became effective on ________________.

(d) Risk of Loss. The Subscriber represents and warrants that the Subscriber: (a) is able to bear the loss of the Subscriber’s entire investment without any material adverse effect on the Subscriber’s economic stability; (b) understands that an investment in the Company involves substantial risks; and (c) has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of the investment to be made by the Subscriber pursuant to this Agreement.

(e) Subscriber's Financial Experience. If Subscriber is not an accredited investor, Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company.

(f) Suitability of Investment. Subscriber has evaluated the merits and risks of Subscriber's proposed investment in the Company, including those risks particular to Subscriber's situation, and has determined that this investment is suitable for Subscriber. Subscriber has adequate financial resources for an investment of this character, and at this time Subscriber can bear a complete loss of Subscriber's investment. Further, Subscriber will continue to have, after making an investment in the Company, adequate means of providing for Subscriber's current needs, the needs of those dependent on Subscriber, and possible personal contingencies. Subscriber specifically represents that he has a net worth at least twenty times greater than the investment made herein.

(g) Absence of Official Evaluation. Subscriber understands that neither the securities regulatory agencies of any State, nor the United States Securities and Exchange Commission has made any finding or determination as to the fairness of the terms of an investment in the Company, or any recommendation for, or endorsement of, the Shares offered hereby.

(h) Additional Financing. Subscriber further acknowledges that nothing hereunder shall preclude the Company from seeking and/or procuring additional equity and/or debt financing. Subscriber understands that it may become necessary for the Company to seek additional financing in the future, which could dilute the Subscriber’s interest in the Company.

(i) Professional Advice. Subscriber has either secured independent tax advice with respect to an investment in the Shares, upon which he, she or it is relying, or he, she or it is sufficiently familiar with the income taxation of corporations and investments that he, she or it deemed such independent advice to be unnecessary. The Subscriber has had the opportunity to consult with his, her, or its tax, legal, and financial adviser to determine the benefits and risks of subscribing for the Shares, and is not, in any way, relaying on the Company or its employees or agents, for advice in making this decision.

(j) Acceptance. Subscriber acknowledges that the Company shall, in its sole discretion, have the right to accept or reject this subscription, in whole or in part, for any reason or for no reason. If Subscriber’s subscription is accepted by the Company, Subscriber shall, and Subscriber hereby elects to, execute any and all further documents necessary in the opinion of the Company to complete his subscription and become a shareholder of the Company.

(k) Authority to Enter into Agreement. Subscriber has the full right, power, and authority to execute and deliver this Agreement and perform Subscriber's obligations hereunder.

(l) Prohibitions on Cancellation, Termination, Revocation, Transferability, and Assignment. Subscriber hereby acknowledges and agrees that, except as may be specifically provided herein or by applicable law, Subscriber is not entitled to cancel, terminate, or revoke this Agreement, and this Agreement shall survive Subscriber's death or disability or any assignment of Shares. Subscriber further agrees that Subscriber may not transfer or assign Subscriber's rights under this Agreement, and Subscriber understands that, if Subscriber's subscription is accepted, the transferability of Shares will be restricted.

(m) Obligation. This Agreement constitutes a valid and legally binding obligation of Subscriber and neither the execution of this Agreement nor the consummation of the transactions contemplated herein will constitute a violation of or default under, or conflict with, any judgment, decree, statute or regulation of any governmental authority applicable to Subscriber, or any contract, commitment, agreement, or restriction of any kind to which Subscriber is a party or by which Subscriber's assets are bound. The execution and delivery of this Agreement does not, and the consummation of the transactions described herein will not, violate applicable laws, or any mortgage, lien, agreement, indenture, lease or understanding (whether oral or written) of any kind outstanding relative to Subscriber.

(n) Required Approvals. No approval, authorization, consent, order, or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by Subscriber or the purchase of the Shares.

(o) No Solicitation. The Subscriber represents and warrants that the Subscriber was not solicited to purchase the Shares by any means of general solicitation, including but not limited to the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio; or (b) any meeting where attendees were invited by any general solicitation or general advertising.

3. Representations, Warranties and Agreements of the Company. In connection with this subscription, the Company makes the following representations, warranties and agreements and confirms the following understandings:

(a) Company's Good Standing. The Company is a corporation organized and validly existing under the laws of the State of Delaware, and it has all corporate authority and power to conduct its business and to own its properties.

(b) Corporate Authority. The issuance of the Shares to the Subscriber has been duly authorized by all necessary corporate action on the part of the Company.

(c) Corporate Records. The corporate records of the Company are complete and accurate and all corporate proceedings and actions reflected therein have been conducted or taken in compliance with all applicable laws and with the Certificate of Incorporation and Bylaws of the Company.

(d) Valid and Binding Obligation. This Agreement and the transactions contemplated herein have been duly and validly authorized by all requisite corporate action of the Company. The Company has full right, power and capacity to execute, deliver and perform its obligations under this Agreement. No governmental license, permit or authorization and no registration or filings with any court, governmental authority or regulatory agency is required in connection with the Company's execution, delivery and/or performance of this Agreement, other than any filings required by applicable federal and state securities laws. The execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Company will not violate or conflict with any provision of the Articles of Incorporation, as amended or By-laws of the Company, or any agreement, instrument, law or regulation to which the Company is a party or by which the Company may be bound. This Agreement, upon execution and delivery by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms.

(e) Taxes. The Company has paid all taxes which are due and payable within the time required by applicable law, and has paid all assessments and reassessments it has received with respect to taxes. There are no claims, actions, suits, audits, proceedings, investigations or other action pending or threatened in writing against the Company with respect to taxes. The Company has filed or caused to be filed with the appropriate governmental entities, within the times and in the manner prescribed by applicable law, all federal and local foreign tax returns which are required to be filed by or with respect to it.

(f) Resale of Shares. Subscriber acknowledges that the Shares may only be resold pursuant to a Registration Statement filed under the Act, to which the Shares are subject, or pursuant to an exemption from the Act, and under the terms set forth herein. Subscribers are advised to consult with their own legal counsel or advisors to determine the resale restrictions that may be applicable to them.

(g) Voting Trusts and Shareholder Agreements. There are no voting trusts or shareholder agreements between any of the principals, employees or directors of the Company or among any shareholders representing, in the aggregate, voting control of the Company.

(h) Other Material Agreements. There are no internal or other agreements with third parties that are material in nature to the business of the Company which have not been disclosed herein.

4. Survival of Representations, Warranties, Agreements and Acknowledgments. The representations, warranties, agreements, and acknowledgments of the Company and Subscriber shall survive the offering and purchase of Shares.

5. Indemnification of the Company. Subscriber agrees to indemnify and hold harmless the Company against and in respect of any and all loss, liability, claim, damage, deficiency, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses whatsoever (including, but not limited to, attorneys' fees reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever through all appeals) arising out of or based upon any false representation or warranty or breach or failure by Subscriber to comply with any covenant or agreement made by Subscriber herein or in any other document furnished by Subscriber in connection with this subscription.

6. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes all of the understandings and agreements existing between the parties hereto concerning the specific subject matter hereof and the rights and obligations created hereunder. Moreover, this Agreement supersedes and novates all prior agreements and communications, whether oral or written, and the parties have relied on no other material.

(b) Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by the Company and Subscriber.

(c) Notices. Any notice, demand, or other communication that any party hereto may be required, or may elect, to give to anyone interested hereunder shall be deemed given on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; on the date delivered by an overnight courier service; on the third business day after it is mailed if mailed by registered or certified mail, postage prepaid.

(d) Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

(e) Governing Law, Arbitration. This Agreement and the rights and obligations of the parties shall be interpreted under and governed exclusively by the laws of the State of Washington, without regard to its conflicts of laws principles. Further, in the event that any dispute were to arise in connection with this Agreement or with the undersigned’s investment in the Company, the undersigned agrees, prior to seeking any other relief at law or equity, to submit the matter to binding arbitration in accordance with the rules of the American Arbitration Association at a place to be designated by the Company.

(f) Waiver of Compliance; Consents. Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the performance of such obligation, covenant or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent other failure.

Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

(g) Severability. The invalidity, illegality, or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality, or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal, or unenforceable in any respect, this Agreement shall be reformed, construed, and enforced as if such invalid, illegal, or unenforceable provision had never been contained herein.

(h) Attorney Fees. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, and in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorney fees to be fixed by the trial court and/or appellate court.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

(j) Tax Liability. Purchasing Shares under this Subscription Agreement could result in tax liability. All Subscribers are responsible for any tax liability incurred pursuant to this Agreement, and each Subscriber should discuss any tax liability issues with his or her own attorney or tax specialist.

(k) Further Assurances. The Parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

The undersigned Subscriber recognizes that the sale of the Shares to the undersigned will be based upon the representations and warranties set forth hereinabove, information provided to the Company and the statements made herein, and the undersigned hereby agrees to indemnify the Company its attorneys, agents, representatives and each of its managers and to hold them harmless from and against any and all loss, damage, liability or expense, including costs and reasonable attorney’s fees, to which they may be put or which they may incur by reason of, or in connection with, any misrepresentation made in this Subscription Agreement, any breach by the undersigned of my warranties and/or failure by me to fulfill any of my covenants or agreements set forth herein or arising out of the sale or distribution of any Shares by me in violation of the Securities Act of 1933, as amended, or any other applicable securities or “Blue Sky” laws.

The undersigned Subscriber (1) attests he, she or it is a bona fide resident of, or is domiciled in, the state listed as subscriber’s address below; (2) certifies that the information contained in this Subscription Agreement is complete, true and correct; (3) affirms that the subscriber’s income is derived in no part from illegal or criminal activities; and (4) states that the investment will not be used for any type of money laundering or other such activities in violation of any state or Federal regulation.

[Signature Page To Follow]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the day of , 2015. By executing this Subscription Agreement, the Subscriber certifies that the Subscriber and any beneficial subscriber for whom the Subscriber is acting is a resident of the jurisdiction shown in the “Address” section below.

Total Number of Shares:
Total Purchase Price:	$

(Name of Subscriber)	(Signature of Subscriber)

(Name of Subscriber)	(Signature of Subscriber)

(Address)	(Signature of Authorized Representative)

(Address)	(Print Name and Title of Authorized Representative)

(Telephone Number)

(E-mail Address)

(Social Security Number/ Federal Employer Identification Number)

The Subscriber hereby tenders to Atlantica Seafoods Company, Inc., the amount above indicating the number of Shares subscribed for. Checks should be made payable to “Atlantica Seafoods Company, Inc.” Wire transfers are also acceptable and upon request, the Company will provide wiring instructions.

ACCEPTANCE OF SUBSCRIPTION

APPROVED AND ACCEPTED in accordance with the terms of this Subscription Agreement on this day of ______________, 2015.

ATLANTICA SEAFOODS COMPANY, INC.

A Delaware Corporation

By:
Allan Bradley, CEO